UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2014 (June 11, 2014)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective as of June 11, 2014, the Compensation Committee (“Committee”) of Gibraltar Industries, Inc. amended the Company’s Management Stock Purchase Plan (“Plan”) by adding an Appendix Applicable to Canadian Residents (“Appendix”). The Plan is an instrument which evidences the grant of certain awards under the Company’s Third Amendment and Restatement of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan.

The Appendix provides that notwithstanding the Plan’s other provisions, Canadian residents who are Plan Participants (1) shall not be entitled to receive payment of any amounts credited to such Participant’s Account unless and until such Participant has incurred a termination of his employment and (2) shall not be permitted to receive or to elect to receive payment of the amounts credited to such Participant’s Account in any form or time of payment other than the lump sum form and time of payment provided for by the Plan. This Appendix is intended to conform the Plan’s provisions applicable to Canadian residents to the Canadian tax requirements for deferral of taxation.

The forgoing summary is qualified in its entirety by reference to the complete terms and conditions of the Appendix which is furnished herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Appendix to Management Stock Purchase Plan Applicable to Canadian Residents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2014

GIBRALTAR INDUSTRIES, INC.

/s/ Timothy F. Murphy
Name: Timothy F. Murphy
Title: Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Appendix to Management Stock Purchase Plan Applicable to Canadian Residents

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